Denise L. Ramos Joins ITT Corporation as Chief Financial Officer

      WHITE PLAINS, N.Y., May 21 /PRNewswire-FirstCall/ -- ITT Corporation (NYSE: ITT) announced today that Denise L. Ramos will join the Company as Chief Financial Officer, effective July 1, 2007. Ms. Ramos, 50, currently Chief Financial Officer of Furniture Brands International, will succeed George E. Minnich, 57, who is retiring from the Company.

      Ms. Ramos brings broad industry and functional experience to this position, with almost 30 years of financial assignments at several industry-leading companies. In her current role, which she has held since February 2005, Ms. Ramos was instrumental in designing corporate strategy and enhancing the planning process for this $2.4 billion manufacturer, marketer and retailer of residential furniture.

      Her previous experience included five years at Yum! Brands, Inc. in Louisville, Kentucky, where she was Senior Vice President and Corporate Treasurer for Yum! and Chief Financial Officer for KFC. She began her career at Atlantic Richfield Company (ARCO) of Los Angeles, California, where she spent 21 years in a number of increasingly responsible finance positions, including Corporate Internal Auditor and Assistant Treasurer, the position she held when the company was acquired in 2000 by British Petroleum. She holds an M.B.A. in finance from the University of Chicago.

      In making the announcement, ITT Chairman, President and Chief Executive Officer Steve Loranger said, "We are delighted to welcome Denise to the strong leadership team of ITT. She brings a wealth of experience in her area of expertise, and is known as an executive with great visionary and strategic capability, solid communication skills, and a history of building strong partnerships and developing talent. I know she will be a tremendous asset to our Company and to our senior leadership team. We look forward to her contributions in moving our business forward."

      Mr. Loranger continued, "As ITT's CFO, George Minnich has been a strong partner to me, and has brought great perspective and guidance to the business as we have worked to position ourselves for future growth. Over the past few months, it became clear that George's horizon for retirement did not align with our need to have a CFO in place who can lead ITT's financial strategy and execution for the long term. We are grateful for George's many contributions during his tenure in this role. Under his leadership, our company has continued its strong performance as we realigned the portfolio, launched our share repurchase program and made great progress in building a world-class finance organization. We wish George the very best in his future endeavors."

      Mr. Minnich will remain at the Company through the end of July to ensure a smooth transition.

      Mr. Loranger will speak at 9:00 a.m. Eastern Daylight Time today at the 2007 Electrical Products Group Conference in Longboat Key, Florida, where he will confirm the Company's strong financial outlook and say that the Company believes robust organic revenue growth, coupled with execution of operational initiatives, provides it with a high level of confidence in successfully achieving its existing 2007 financial targets.

      About ITT Corporation

      ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in the transport, treatment and control of water, wastewater and other fluids. The company plays a vital role in international security through its defense communications and electronics products; space surveillance and intelligence systems; and advanced engineering and related services. It also serves the growing leisure marine and electrical connectors markets with a wide range of products. Headquartered in White Plains, N.Y., the company generated $7.8 billion in 2006 sales. In addition to the New York Stock Exchange, ITT Corporation stock is traded on the Euronext and Frankfurt exchanges.

      "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corp. Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE   ITT Corporation

      -0-       05/21/2007
      /CONTACT: Angela Buonocore of ITT Corporation, +1-914-641-2157, or angela.buonocore@itt.com /
      /First Call Analyst: /
      /FCMN Contact: beth.coffman@itt.com /
      /Web site: http://www.itt.com /
      (ITT)

CO: ITT Corporation
ST: New York
IN:
SU: PER